Exhibit 3.4

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:06 AM 04/10/2007
FILED 08:15 AM 04/10/2007
SRV 070415240 - 4331469 FILE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MOLSON COORS INTERNATIONAL LP

This Certificate of Limited Partnership of Molson Coors International LP (hereinafter referred to as the “Partnership”) is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1.              The name of the Partnership is Molson Coors International LP.

2.              The formation of the Partnership is to become effective on April 10, 2007 at 9:44 a.m., EDT.

3.              The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road Suite 400, City of Wilmington, County of New Castle, and the name of the Corporation’s registered agent at that address is Corporation Service Company.

4.              The name and business address of the general partner is as follows:

Molson Coors Brewing Company

1225 17th Street, Suite 3200 – MCCC

Denver, CO 80202

IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of this 10th day of April, 2007.

Molson Coors Brewing Company,
a Delaware corporation

By:	/s/ Samuel D. Walker
Samuel D. Walker,
Global Chief Legal Officer and
Global Secretary

STATE OF DELAWARE

AMENDMENT TO CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Molson Coors International LP

SECOND: Article 4 of the Limited Partnership shall be amended and restated in its entirety by deleting the existing text and inserting, in lieu thereof, the following:

“The names and business, residence or mailing address of each of the general partners are as follows:

Molson Coors International General, ULC

1100 – 1959 Upper Water Street

P.O. Box 2380

Halifax, Nova Scotia, B3J 2E5, Canada”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 13th day of April, 2007.

Molson Coors International General, ULC,
a Nova Scotia unlimited liability company

By:	/s/ Kelly L. Brown
Kelly L. Brown,
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:52 PM 04/13/2007
FILED 05:54 PM 04/13/2007
SRV 070434630 - 4331469 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:19 PM 12/19/2007
FILED 03:02 PM 12/19/2007
SRV 071342298 - 4331469 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Molson Coors International LP

SECOND: Article 3rd of the Certificate of Limited Partnership shall be amended as follows:

The registered agent shall be: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the county of New Castle.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 19th day of December, A.D. 2007.

By:	/s/ Samantha Jones
General Partner

Name:	Samantha Jones, Authorized Person
Molson Coors International General, ULC
General Partner